                            Exhibit 4.1

===========================================================================
                   NATIONAL VISION ASSOCIATES, LTD.,
                              as Issuer,

                  each of the Guarantors named herein


                                  and


                 STATE STREET BANK AND TRUST COMPANY,
                              as Trustee



                               INDENTURE

                      Dated as of October 8, 1998



                          up to $190,000,000


                12 3/4% Senior Notes due 2005, Series A
                12 3/4% Senior Notes due 2005, Series B

===========================================================================

                   CROSS-REFERENCE TABLE

  TIA                                         Indenture
Section                                        Section
-------                                       ---------
310(a)(1) . . . . . . . . . . . . . . . . . . .  7.10
   (a)(2) . . . . . . . . . . . . . . . . . . .  7.10
   (a)(3) . . . . . . . . . . . . . . . . . . .  N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . .  N.A.
   (a)(5) . . . . . . . . . . . . . . . . . . .  7.10
   (b)  . . . . . . . . . . . . . . . . . . . .  7.08; 7.10;
                                                 11.02
   (c)  . . . . . . . . . . . . . . . . . . . .  N.A.
311(a)  . . . . . . . . . . . . . . . . . . . .  7.11
   (b)  . . . . . . . . . . . . . . . . . . . .  7.11
   (c)  . . . . . . . . . . . . . . . . . . . .  N.A.
312(a)  . . . . . . . . . . . . . . . . . . . .  2.05
   (b)  . . . . . . . . . . . . . . . . . . . .  11.03
   (c)  . . . . . . . . . . . . . . . . . . . .  11.03
313(a)  . . . . . . . . . . . . . . . . . . . .  7.06
   (b)(1) . . . . . . . . . . . . . . . . . . .  N.A.
   (b)(2) . . . . . . . . . . . . . . . . . . .  7.06
   (c)  . . . . . . . . . . . . . . . . . . . .  7.06; 11.02
   (d)  . . . . . . . . . . . . . . . . . . . .  7.06
314(a)  . . . . . . . . . . . . . . . . . . . .  4.06; 4.08;
                                                 11.02
   (b)  . . . . . . . . . . . . . . . . . . . .  N.A.
   (c)(1) . . . . . . . . . . . . . . . . . . .  11.04
   (c)(2) . . . . . . . . . . . . . . . . . . .  11.04
   (c)(3) . . . . . . . . . . . . . . . . . . .  N.A.
   (d)  . . . . . . . . . . . . . . . . . . . .  N.A.
   (e)  . . . . . . . . . . . . . . . . . . . .  11.05
   (f)  . . . . . . . . . . . . . . . . . . . .  N.A.
315(a)  . . . . . . . . . . . . . . . . . . . .  7.01(b)
   (b)  . . . . . . . . . . . . . . . . . . . .  7.05; 11.02
   (c)  . . . . . . . . . . . . . . . . . . . .  7.01(a)
   (d)  . . . . . . . . . . . . . . . . . . . .  7.01(c)
   (e)  . . . . . . . . . . . . . . . . . . . .  6.11
316(a)(last sentence) . . . . . . . . . . . . .  2.09
   (a)(1)(A)  . . . . . . . . . . . . . . . . .  6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . .  6.04
   (a)(2) . . . . . . . . . . . . . . . . . . .  N.A.
   (b)  . . . . . . . . . . . . . . . . . . . .  6.07
   (c)  . . . . . . . . . . . . . . . . . . . .  9.04
317(a)(1) . . . . . . . . . . . . . . . . . . .  6.08
   (a)(2) . . . . . . . . . . . . . . . . . . .  6.09
   (b)  . . . . . . . . . . . . . . . . . . . .  2.04
318(a)  . . . . . . . . . . . . . . . . . . . .  11.01
   (c)  . . . . . . . . . . . . . . . . . . . .  11.01

N.A. means Not Applicable.

_________________
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                           TABLE OF CONTENTS


                                                                         Page
                                                                         ----
                              ARTICLE ONE

              DEFINITIONS AND INCORPORATION BY REFERENCE



SECTION 1.01. Definitions................................................  1
SECTION 1.02. Incorporation by Reference of TIA.......................... 27
SECTION 1.03. Rules of Construction...................................... 27

                             ARTICLE TWO

                              THE NOTES

SECTION 2.01. Form and Dating............................................ 28
SECTION 2.02. Execution and Authentication; Aggregate Principal
Amount................................................................... 29
SECTION 2.03. Registrar and Paying Agent................................. 31
SECTION 2.04. Paying Agent To Hold Assets in Trust....................... 32
SECTION 2.05. Holder Lists............................................... 32
SECTION 2.06. Transfer and Exchange...................................... 32
SECTION 2.07. Replacement Notes.......................................... 33
SECTION 2.08. Outstanding Notes.......................................... 33
SECTION 2.09. Treasury Notes............................................. 34
SECTION 2.10. Temporary Notes............................................ 34
SECTION 2.11. Cancellation............................................... 35
SECTION 2.12. Defaulted Interest......................................... 35
SECTION 2.13. CUSIP Numbers.............................................. 36
SECTION 2.14. Deposit of Monies.......................................... 36
SECTION 2.15. Restrictive Legends........................................ 36
SECTION 2.16. Book-Entry Provisions for Global Security.................. 38
SECTION 2.17. Special Transfer Provisions................................ 40

                             ARTICLE THREE

                              REDEMPTION

SECTION 3.01. Notices to Trustee.........................................  43
SECTION 3.02. Selection of Notes To Be Redeemed..........................  43
SECTION 3.03. Optional Redemption........................................  44
SECTION 3.04. Notice of Redemption.......................................  45
SECTION 3.05. Effect of Notice of Redemption.............................  46
SECTION 3.06. Deposit of Redemption Price................................  46
SECTION 3.07. Notes Redeemed in Part.....................................  47

                                                                         Page
                                                                         ----

                             ARTICLE FOUR

                               COVENANTS

SECTION 4.01. Payment of Notes..........................................   47
SECTION 4.02. Maintenance of Office or Agency...........................   47
SECTION 4.03. Corporate Existence.......................................   48
SECTION 4.04. Payment of Taxes and Other Claims.........................   48
SECTION 4.05. Maintenance of Properties and Insurance...................   48
SECTION 4.06. Compliance Certificate; Notice of Default.................   49
SECTION 4.07. Compliance with Laws......................................   50
SECTION 4.08. Reports to Holders........................................   50
SECTION 4.09. Waiver of Stay, Extension or Usury Laws...................   51
SECTION 4.10. Limitation on Restricted Payments.........................   51
SECTION 4.11. Limitations on Transactions with Affiliates...............   53
SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.......   54
SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
                Affecting Subsidiaries..................................   55
SECTION 4.14. Change of Control.........................................   56
SECTION 4.15. Limitation on Asset Sales.................................   58
SECTION 4.16. Limitation on Preferred Stock of Restricted
                Subsidiaries............................................   61
SECTION 4.17. Limitation on Liens.......................................   61
SECTION 4.18. Limitation on Guarantees of Indebtedness by Restricted
                 Subsidiaries...........................................   62
SECTION 4.19. Additional Subsidiary Guarantees..........................   62
SECTION 4.20. Conduct of Business.......................................   62
SECTION 4.21. Special Redemption........................................   63

                             ARTICLE FIVE

                         SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets..................   64
SECTION 5.02. Successor Corporation Substituted.........................   66

                             ARTICLE SIX

                               REMEDIES

SECTION 6.01. Events of Default.........................................   66

                                                                         Page
                                                                         ----

SECTION 6.02. Acceleration..............................................   68
SECTION 6.03. Other Remedies............................................   69
SECTION 6.04. Waiver of Past Defaults...................................   69
SECTION 6.05. Control by Majority.......................................   69
SECTION 6.06. Limitation on Suits.......................................   70
SECTION 6.07. Right of Holders To Receive Payment.......................   70
SECTION 6.08. Collection Suit by Trustee................................   71
SECTION 6.09. Trustee May File Proofs of Claim..........................   71
SECTION 6.10. Priorities................................................   71
SECTION 6.11. Undertaking for Costs.....................................   72

                             ARTICLE SEVEN

                                TRUSTEE

SECTION 7.01. Duties of Trustee.........................................   72
SECTION 7.02. Rights of Trustee.........................................   74
SECTION 7.03. Individual Rights of Trustee..............................   75
SECTION 7.04. Trustee's Disclaimer......................................   75
SECTION 7.05. Notice of Default.........................................   75
SECTION 7.06. Reports by Trustee to Holders.............................   76
SECTION 7.07. Compensation and Indemnity................................   76
SECTION 7.08. Replacement of Trustee....................................   77
SECTION 7.09. Successor Trustee by Merger, Etc..........................   78
SECTION 7.10. Eligibility; Disqualification.............................   79
SECTION 7.11. Preferential Collection of Claims Against Company.........   79

                             ARTICLE EIGHT

                   DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of Company's Obligations......................   79
SECTION 8.02. Application of Trust Money................................   82
SECTION 8.03. Repayment to the Company..................................   83
SECTION 8.04. Reinstatement.............................................   83
SECTION 8.05. Acknowledgment of Discharge by Trustee....................   84

                             ARTICLE NINE

                   MODIFICATION OF THE INDENTURE

SECTION 9.01. Without Consent of Holders................................   84
SECTION 9.02. With Consent of Holders...................................   85
SECTION 9.03. Compliance with TIA.......................................   86
SECTION 9.04. Revocation and Effect of Consents.........................   86
SECTION 9.05. Notation on or Exchange of Notes..........................   87
SECTION 9.06. Trustee To Sign Amendments, Etc...........................   87

                                                                         Page
                                                                         ----

                             ARTICLE TEN

                          GUARANTEE OF NOTES

SECTION 10.01. Unconditional Guarantee..................................   88
SECTION 10.02. Limitations on Guarantees................................   90
SECTION 10.03. Execution and Delivery of Guarantee......................   90
SECTION 10.04. Release of Guarantors....................................   90
SECTION 10.05. Waiver of Subrogation....................................   91
SECTION 10.06. Immediate Payment........................................   92
SECTION 10.07. No Set-Off...............................................   92
SECTION 10.08. Obligations Absolute.....................................   92
SECTION 10.09. Obligations Continuing...................................   92
SECTION 10.10. Obligations Not Reduced..................................   92
SECTION 10.11. Obligations Reinstated...................................   93
SECTION 10.12. Obligations Not Affected.................................   93
SECTION 10.13. Waiver...................................................   94
SECTION 10.14. No Obligation To Take Action Against the Company.........   95
SECTION 10.15. Dealing with the Company and Others......................   95
SECTION 10.16. Default and Enforcement..................................   96
SECTION 10.17. Amendment, Etc...........................................   96
SECTION 10.18. Acknowledgment...........................................   96
SECTION 10.19. Costs and Expenses.......................................   96
SECTION 10.20. No Merger or Waiver; Cumulative Remedies.................   96
SECTION 10.21. Survival of Obligations..................................   97
SECTION 10.22. Guarantee in Addition to Other Obligations...............   97
SECTION 10.23. Severability.............................................   97
SECTION 10.24. Successors and Assigns...................................   97

                             ARTICLE ELEVEN

                              MISCELLANEOUS

SECTION 11.01. TIA Controls.............................................   98
SECTION 11.02. Notices..................................................   98
SECTION 11.03. Communications by Holders with Other Holders.............   99
SECTION 11.04. Certificate and Opinion as to Conditions Precedent.......   99
SECTION 11.05. Statements Required in Certificate or Opinion............  100
SECTION 11.06. Rules by Trustee, Paying Agent, Registrar................  100
SECTION 11.07. Legal Holidays...........................................  100
SECTION 11.08. Governing Law............................................  101

                                                                         Page
                                                                         ----

SECTION 11.09. No Adverse Interpretation of Other Agreements............  101
SECTION 11.10. No Personal Liability....................................  101
SECTION 11.11. Successors...............................................  101
SECTION 11.12. Duplicate Originals......................................  101
SECTION 11.13. Severability.............................................  202
SECTION 11.14. Independence of Covenants................................  102

Exhibit A - Form of Initial Note........................................  A-1

Exhibit B - Form of Exchange Note.......................................  B-1

Exhibit C - Form of Certificate To Be Delivered in Connection with
            Transfers to Non-QIB Accredited Investors...................  C-1

Exhibit D - Form of Certificate To Be Delivered in Connection with
            Transfers Pursuant to Regulation S..........................  D-1

Exhibit E-Form of Guarantee.............................................  E-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture

          INDENTURE, dated as of October 8, 1998, among NATIONAL VISION ASSOCIATES, LTD., a Georgia corporation (the "Company"), each of the Guarantors named herein (the "Guarantors"), as guarantors, and State Street Bank and Trust Company, as Trustee (the "Trustee").

          The Company has duly authorized the creation of an issue of 12 3/4% Senior Notes due 2005, Series A, and 12 3/4% Senior Notes due 2005, Series B, to be issued in exchange for the 12 3/4% Senior Notes due 2005, Series A, pursuant to a Registration Rights Agreement (as defined) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 12 3/4% Senior Notes due 2005, Series A and Series B:


                             ARTICLE ONE

             DEFINITIONS AND INCORPORATION BY REFERENCE
             ------------------------------------------

          SECTION 1.01.  Definitions.
                         -----------

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

          "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

          "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative of the foregoing.

          "AFFILIATE TRANSACTION" has the meaning set forth in Section
4.11.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "AGENT MEMBERS" has the meaning set forth in Section 2.16.

          "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or
(b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted
Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of the Company's or such Restricted Subsidiary's business.

          "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;
provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $750,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01, (iii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property in transactions constituting Investments that are not prohibited under Section 4.10, (iv) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries or (v) the creation of any Lien not prohibited by this Indenture.

          "AUTHENTICATING AGENT" has the meaning set forth in Section
2.02.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in the City of New York or the city in which the principal corporate trust office of the Trustee is located are required or authorized by law or other governmental action to be closed.

          "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at

the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000 and a Thompson or Keefe Bank Watch Rating of "B" or better; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(iv) above; (vi) in the case of any foreign Restricted Subsidiary,
Investments: (a) in direct obligations of the sovereign nation (or any agency thereof) in which such foreign Restricted Subsidiary is organized or is conducting a substantial amount of business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (b) of the type and maturity described in clauses (i) through (v) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) of the type and maturity described in clauses (i) through (v) above of foreign obligors (or the parents of such obligors), which Investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause
(vi)(b) but which are, in the reasonable judgment of the Company, comparable in investment quality to such Investments and obligors (or the parents of such obligors); and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

          "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than the creation of a Lien permitted pursuant to this Indenture;
(ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved. Notwithstanding anything to the contrary contained in the foregoing, a "Change of Control" shall not be deemed to occur upon the consummation of the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction or the transfer of assets to a Restricted Subsidiary of the Company who is or will become concurrently with such transfer a Guarantor.

          "CHANGE OF CONTROL OFFER" has the meaning set forth in Section
4.14.

          "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in
Section 4.14.

          "COMMISSION" means the U.S. Securities and Exchange Commission.

          "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "COMPANY" means National Vision Associates, Ltd., a Georgia corporation.

          "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),
(B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, and (D) after-tax losses from Asset Sales or abandonments or reserves relating thereto.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are reasonably available (the "Four Quarter Period") most recently ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the
"Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period as determined from an Officers' Certificate delivered to the Trustee at the time that such calculation is required to be made. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four
Quarter Period and (ii) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired
Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired
Indebtedness) occurred on the first day of the Four Quarter Period.
If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness; provided that if such guarantee is limited to a principal amount that is less than the amount of such Indebtedness, such effect shall be limited to the incurrence of such Indebtedness in such limited amount. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an

interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause
(1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs,
(b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease
Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be

excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,
(g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "CONSOLIDATED TANGIBLE ASSETS" means, with respect to any Person, as of any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

          "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford,
CT 06103, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean any office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

          "COVENANT DEFEASANCE" has the meaning set forth in Section 8.01.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "DEFAULT INTEREST" has the meaning set forth in Section 2.12.

          "DEFAULT INTEREST PAYMENT DATE" has the meaning set forth in
Section 2.12.

          "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

          "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

          "DOLLARS" and "$" means U.S. Legal Tender.

          "EQUITY OFFERING" means a sale of Qualified Capital Stock of the Company other than Indebtedness or Disqualified Capital Stock convertible or exchangeable into Capital Stock of the Company.

          "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "EXCHANGE NOTES" means the 12 3/4% Senior Notes due 2005, Series B to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement or, with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to
Section 2.02, a registration rights agreement substantially identical to the Registration Rights Agreement.

          "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

          "EXCHANGE REGISTRATION STATEMENT" means the registration statement filed by the Company pursuant to the Registration Rights Agreement.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless the TIA otherwise requires, fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date and consistently applied.

          "GLOBAL NOTE" has the meaning set forth in Section 2.01.

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "GUARANTEE" means the guarantee of the Notes by the Guarantors.

          "GUARANTOR" means (i) each domestic Subsidiary of the Company on the Issue Date other than any Managed Care Entity and (ii) each of the Company's domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that for each of clauses (i) and (ii), with regard to any domestic
Restricted Subsidiary of the Company formed after the Issue Date which is or seeks to become a Managed Care Entity such Restricted
Subsidiary's obligations under the Guarantee shall only become effective if (a) the approval of the requisite regulatory entity is obtained (if such approval is required) and (b) the granting of the Guarantee by such Restricted Subsidiary shall not have a material adverse effect upon the business, operations, assets, condition
(financial or otherwise) or prospects of such Restricted Subsidiary (a "material adverse effect"); provided that if a Guarantee is not issued by such Restricted Subsidiary in reliance on the provisions of this clause (b), the Company shall deliver an Officers' Certificate to the Trustee stating that the granting of such Guarantee would have a material adverse effect and provided, further, that such obligation under the Guarantees shall be limited to the maximum amount which such Restricted Subsidiary would be permitted to declare or pay as a dividend in compliance with the applicable rules or regulations of, or undertakings made to, any regulatory entity having jurisdiction and authority over such Restricted Subsidiary. Each Managed Care Entity existing on the Issue Date shall use its reasonable efforts to issue a Guarantee as promptly as practicable after the Issue Date. Any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture. The documentation evidencing a Guarantee given by a Managed Care Entity shall be permitted to contain the text of the restrictions imposed on such Guarantee.

          "HOLDER" means the Person in whose name a Note is registered on the Registrar's books.

          "INCUR" has the meaning set forth in Section 4.12.

          "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money,
(ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement
(but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit (other than a letter of credit relating to a trade account payable that is not considered Indebtedness pursuant to clause (iv) above), banker's acceptance or similar credit transaction,

(vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause
(viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,
(viii) all net Obligations of such Person under currency agreements and interest swap agreements, (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INITIAL NOTES" means, collectively, (i) the 12 3/4% Senior Notes due 2005, Series A, of the Company issued on the Issue Date and (ii) one or more series of 12 3/4% Senior Notes due 2005 that are issued under this Indenture subsequent to the Issue Date pursuant to Section 2.02, in each case for so long as such securities constitute Restricted
Notes.

          "INITIAL PURCHASERS" means Schroder & Co. Inc., NationsBanc Montgomery Securities LLC and First Union Capital Markets.

          "INTEREST" when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable Default Interest pursuant to Section 2.12 and any Additional Interest pursuant to the Registration Rights Agreement.

          "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

          "INTEREST SWAP OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of
Section 4.10, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "ISSUE DATE" means October 8, 1998.

          "LEGAL DEFEASANCE" has the meaning set forth in Section
8.01.

          "LEGAL HOLIDAY" has the meaning set forth in Section 11.07.

          "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "MANAGED CARE ENTITY" means (i) NVAL VisionCare Systems of California, Inc., ProCare Eye Exam, Inc. and NVAL VisionCare Systems of North Carolina, Inc. and (ii) any other Subsidiary of the Company whose financial condition or activities are regulated under the laws of any state in connection with the provision of health or vision care products or services (or related administrative services) and shall include, without limitation, a health maintenance organization
(whether single or multi service), third party administrator, or any entity similar to any of the foregoing.

          "MATURITY DATE" means October 15, 2005.

          "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of July 13, 1998, by and among National Vision Associates, Ltd., NW Acquisition Corp. and New West, as amended and in effect as of the Issue Date.

          "MOODY'S" means Moody's Investors Service, Inc. and its successors.

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale
(including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,
(c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be

provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "NET PROCEEDS OFFER" has the meaning set forth in Section 4.15.

          "NET PROCEEDS OFFER AMOUNT" has the meaning set forth in Section
4.15.

          "NET PROCEEDS OFFER PAYMENT DATE" has the meaning set forth in
Section 4.15.

          "NET PROCEEDS OFFER TRIGGER DATE" has the meaning set forth in
Section 4.15.

          "NEW CREDIT FACILITY" means the Credit Agreement dated as of October 8, 1998, between the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder, First Union National Bank, as administrative agent, and Bank of America, FSB, as documentation agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 4.12) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "NEW WEST" means New West Eyeworks, Inc.

          "NOTES" means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.

          "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING" means the offering of the Notes or the Issue Date.

          "OFFERING MEMORANDUM" means the confidential Offering Memorandum dated October 5, 1998 of the Company relating to the offering of the Notes.

          "OFFICER" means, with respect to any Person, the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

          "OPINION OF COUNSEL" means a written opinion, in form and substance reasonably acceptable to the Trustee, from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee.

         "PAYING AGENT" has the meaning set forth in Section 2.03.

         "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

         (i) Indebtedness under the Notes issued in the Offering, this Indenture and the Guarantees not to exceed $125,000,000 in aggregate principal amount;

         (ii) Indebtedness incurred pursuant to or in connection with the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $30,000,000 and (y) the sum, at such time, of (I) 85% of the consolidated book value of accounts receivable of the Company and its Restricted Subsidiaries and (II) 60% of the consolidated book value of inventory of the Company and its Restricted Subsidiaries;

         (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments, when actually paid (except to the extent paid from the proceeds of Refinancing Indebtedness);

         (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture;

         (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

         (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien other than Liens permitted under this Indenture; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness other than a Lien permitted under this Indenture, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

         (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that

     (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes (including any Indebtedness that is pari passu with this Indenture and the Notes) and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness other than a Lien permitted under this Indenture, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

         (viii) Indebtedness arising from the honoring by a bank or other financial institution of a daylight overdraft or Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

         (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by reimbursement obligations in respect of letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, which letters of credit were issued in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

         (x)Indebtedness in respect of trade letters of credit, standby letters of credit or performance, surety or appeal bonds, in each case incurred in the ordinary course of business and securing obligations not constituting Indebtedness;

         (xi) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries not to exceed the greater of (i) $7,500,000 and (ii) 5% of Consolidated Tangible Assets of the Company and its Restricted Subsidiaries at any one time outstanding;

         (xii)  Refinancing Indebtedness; and

         (xiii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Facility).

          "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company,
(ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;
(iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding;
(v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vi) additional Investments not to exceed $5,000,000 at any one time outstanding; (vii) Investments in securities of trade creditors or customers received pursuant to any workout, compromise, plan of reorganization or similar arrangement upon the bankruptcy or insolvency or financial distress of such trade creditors or customers;
(viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15; (ix) Investments by the Company or its Restricted Subsidiaries in joint ventures in an aggregate amount not in excess of $3,000,000 at any time outstanding; and (x) Investments by the Company or its Restricted Subsidiaries in at least a majority of the outstanding common stock of New West pursuant to the Merger Agreement for the purpose of acquiring New West as a Wholly
Owned Restricted Subsidiary.

          "PERMITTED LIENS" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate action and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, if any, as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), including any Lien securing letters of credit issued in connection with any of the foregoing;

         (iv)  judgment Liens not giving rise to an Event of Default;

         (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

         (vii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (viii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

         (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

         (x) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

         (xi) Liens securing Purchase Money Indebtedness permitted pursuant to clause (xi) of the definition of "Permitted Indebtedness"; provided, however, that (A) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

         (xii)  Liens securing obligations under Currency Agreements;

         (xiii) any lease or sublease not interfering in any material respect with the business of the Company and its Subsidiaries;

         (xiv) Liens with respect to obligations that do not in the aggregate exceed $1,000,000 at any one time outstanding;

          (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

         (xvi) Liens on the assets of a Managed Care Entity pursuant to the applicable rules, or regulations of, or undertakings made to, any regulatory entity having jurisdiction and authority over such Managed Care Entity;

         (xvii) Liens arising under customary provisions in joint venture agreements and other similar agreements; and

         (xviii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

          "PERSON" means an individual, partnership, corporation, unincor-porated organization, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

          "PHYSICAL NOTES" has the meaning set forth in Section 2.01.

          "PLAN OF LIQUIDATION" means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "PRIVATE EXCHANGE NOTES" has the meaning set forth in the Registration Rights Agreement.

          "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes in the form set forth in Section 2.15.

          "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

          "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of property or equipment.

          "PUT OPTION AGREEMENT" means the Put Option Agreement, dated October 1, 1997, by and between the Company and Myrel Neumann, O.D. as such agreement is effect in all material respects on the Issue Date.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "QUALIFIED PROCEEDS" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) assets that are used or usable in the business of the Company and its Subsidiaries as existing on the Issue Date or a business reasonably related or complementary thereto and (iv) Capital Stock of any Person engaged primarily in the business of the Company and its Subsidiaries as existing on the Issue Date or a business reasonably related or complementary thereto if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital
Stock: (A) such Person becomes a Restricted Subsidiary; or (B) such
Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into the Company or any Restricted Subsidiary of the Company.

          "RECORD DATE" means the Record Date specified in the Notes.

          "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

          "REFERENCE DATE" has the meaning set forth in Section 4.10.

          "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 or clauses (i) and (iii) of the definition of Permitted Indebtedness, in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed
Refinancing (plus the amount of any premium and accrued interest

required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company only, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate or junior to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "REGISTRAR" has the meaning set forth in Section 2.03.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers.

          "REGULATION S" means Regulation S under the Securities Act.

          "REPLACEMENT ASSETS" has the meaning set forth in Section 4.15.

          "RESTRICTED PAYMENT" shall have the meaning set forth in Section
4.10.

          "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "RULE 144A" means Rule 144A under the Securities Act.

          "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted
Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., and its successors.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SIGNIFICANT SUBSIDIARY," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "Significant Subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

          "SPECIAL REDEMPTION" has the meaning set forth in Section 3.01.

          "SPECIAL REDEMPTION DATE" means December 15, 1998.

          "SPECIAL REDEMPTION NOTICE" has the meaning set forth in Section
4.21.

          "SPECIAL REDEMPTION NOTICE DATE" means November 30, 1998.

          "SPECIAL REDEMPTION PRICE" has the meaning set forth in Section
4.21.

          "SUBSIDIARY," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "SURVIVING ENTITY" shall have the meaning set forth in Section
5.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

          "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture, or in the

case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor and assigned to administer this Indenture.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that
(x) the Company certifies to the Trustee that such designation complies with Section 4.10 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The
Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board
Resolution giving effect to such designation and an Officers'
Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. GOVERNMENT OBLIGATIONS" mean direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing
(a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

          SECTION 1.02.  Incorporation by Reference of TIA.
                         ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the Indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03.  Rules of Construction.
                         ---------------------

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.


                             ARTICLE TWO

                              THE NOTES
                              ---------


          SECTION 2.01.  Form and Dating.
                         ---------------

          The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit B. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E hereto.

          The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this

Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear all the legends set forth in
Section 2.15. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in definitive registered form in substantially the form set forth in Exhibit A (the "Physical Notes") and shall bear the first legend set forth in Section 2.15. All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the earlier of the expiration of the "40-day distribution compliance period," within the meaning of Regulation S, or the consummation of the Exchange Offer pursuant to the Registration Rights Agreement.

          SECTION 2.02.  Execution and Authentication;
                         Aggregate Principal Amount.
                         -----------------------------

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company, and the Guarantees for the Guarantors, by manual or facsimile signature.

          If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee, as the case may be, was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $190,000,000 in one or more series, provided that the aggregate principal amount of Initial Notes on the Issue Date shall not exceed $125,000,000, and further provided that the Company complies with Section 4.12 of this Indenture, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and
(iii) Exchange Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or

Exchange Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Exchange Notes does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $190,000,000, except as provided in Sections 2.07 and 2.08.

          In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding.

          Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent (the "Authenti-cating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.03.  Registrar and Paying Agent.
                         ---------------------------

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New
York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the office of State Street Bank and Trust Company, 61 Broadway, 15th
Floor, New York, New York 10006, Attn: Corporate Trust Division, as their office or agency in the Borough of Manhattan, The City of New
York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. The Company may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Sections 4.14 and 4.15, neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

          The Company initially appoints the Trustee as Registrar, Paying Agentand agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Company.

          SECTION 2.04.  Paying Agent To Hold Assets in Trust.
                         -------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company
(or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying
Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

          SECTION 2.05.  Holder Lists.
                         -------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

          SECTION 2.06.  Transfer and Exchange.
                         ----------------------

        When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes (and each of the Guarantors shall execute a Guarantee thereon). No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.04, 4.14, 4.15 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing,(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part or (iii) between a Record Date and the next succeeding Interest Payment Date.

          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

          SECTION 2.07.  Replacement Notes.
                         ------------------

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and each of the Guarantors shall execute a Guarantee thereon if the Trustee s requirements are met. If required by the Trustee or the Company, such Holder must provide satisfactory evidence of such loss, destruction or taking, and an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company, the Guarantors and the Trustee, to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an obligation of the Company and the Guarantors. The Company and the Trustee each may charge such Holder for its expenses in replacing such Note.

          SECTION 2.08.  Outstanding Notes.
                         ------------------

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

          SECTION 2.09.  Treasury Notes.
                         ---------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may request and the Trustee shall be entitled to rely thereon.

          SECTION 2.10.  Temporary Notes.
                         ----------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes and the Guarantors shall prepare temporary Guarantees thereon upon receipt of a written order of the Company in the form of an Officers' Certificate. The
Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and so indicate in the Officers'
Certificate. Without unreasonable delay, the Company shall prepare and execute, the Trustee shall authenticate, and the Guarantors shall execute Guarantees on, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Notes in exchange for temporary
Notes.

          SECTION 2.11.  Cancellation.
                         -------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

          SECTION 2.12.  Defaulted Interest.
                         ------------------

          The Company shall pay interest on overdue principal, overdue premium, if any, and on overdue installments of interest (without regard to any applicable grace periods), to the extent lawful, from time to time on demand at the rate borne by the Notes plus 2%. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus (to the extent lawful) any interest payable on the defaulted amounts (collectively, "Default Interest"), to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of Default Interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of Default Interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Default Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Default Interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of Default Interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of Default Interest to be paid. Notwithstanding the foregoing, any Default Interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the

foregoing, the Company may make payment of any Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

          SECTION 2.13.  CUSIP Numbers.
                         --------------

          The Company in issuing the Notes may use one or more "CUSIP" numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

          SECTION 2.14.  Deposit of Monies.
                         ------------------

          Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity
Date, Redemption Date, Change of Control Payment Date and Net Proceeds
Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of
Control Payment Date and Net Proceeds Offer Payment Date, as the case may be.

          SECTION 2.15.  Restrictive Legends.
                         --------------------

          Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS
     ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT)
     (AN "ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS
     RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE
     WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
     UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH
     PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS
     SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND
     "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Note shall also bear the following legend on the face thereof:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR
     A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT
     FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
     IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED
     BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE GOVERNING THIS NOTE.

          SECTION 2.16.  Book-Entry Provisions
                         for Global Security.
                         ---------------------

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of
Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, the Guarantors shall execute Guarantees on and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical
Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or
(c) shall, except as otherwise provided by paragraphs (a)(i)(x) and
(c) of Section 2.17, bear the Private Placement Legend applicable to the Physical Notes set forth in Section 2.15.

          (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 2.17.  Special Transfer Provisions.
                         ----------------------------

          (a)  Transfers to Non-QIB Institutional Accredited Investors and
               -----------------------------------------------------------
Non-U.S. Persons.  The following provisions shall apply with respect to
----------------
the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D; and

         (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

          (b)  Transfers to QIBs.  The following provisions shall apply
               ------------------
with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

         (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c)  Private Placement Legend.  Upon the transfer, exchange or
               -------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement

Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d)  General.  By its acceptance of any Note bearing the
               --------
Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this
Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (e)  Transfers of Notes Held by Affiliates.  Any certificate
               -------------------------------------
(i) evidencing a Note that has been transferred to an Affiliate of the Company within two years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate of the Company (other than by an Affiliate of the Company) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.15, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

                             ARTICLE THREE

                               REDEMPTION


          SECTION 3.01.  Notices to Trustee.
                         -------------------

          If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes and Section 3.03, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Company shall give each notice provided for in this Section
3.01 at least 45 but not more than 90 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes, the Redemption Date, the redemption price and the principal amount of the Notes to be redeemed.

          If the Company is required to make an offer to redeem Notes pursuant to the provisions of Section 4.14 or 4.15 hereof, it shall furnish to the Trustee at least 45 days but not more than 90 days before a Redemption Date (or such shorter period as may be agreed to by the Trustee in writing), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and the conditions set forth in Section 4.15 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

          The Company shall give notice of a redemption pursuant to Paragraph 8 of the Notes and Section 4.21 ("Special Redemption") to the Paying Agent and the Trustee at least fifteen days before the Special Redemption Date with respect to the Special Redemption (unless a shorter notice period shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

          SECTION 3.02.  Selection of Notes To Be Redeemed.
                         ----------------------------------

          In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a

pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

          SECTION 3.03.  Optional Redemption.
                         --------------------

          (a) The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

     Year                               Percentage
     ----                               ----------

     2003............................    105.000%
     2004 and thereafter.............    100.000%

          (b) At any time, or from time to time, on or prior to October 15, 2001, the Company may, at its option, redeem up to 35% of the sum of
(i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under this Indenture after the Issue Date, on one or more occasions with the net cash proceeds of one or more Equity
Offerings at a redemption price equal to 112.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that immediately after giving effect to such redemption, at least 65% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and
(ii) the respective initial aggregate principal amount of the Notes issued under this Indenture after the Issue Date remain outstanding
(other than any Notes owned by the Company or any of its Affiliates).
In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          SECTION 3.04.  Notice of Redemption.
                         ---------------------

          At least 30 days but not more than 60 days before the Redemption Date (other than with respect to a Special Redemption), the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. The Company shall provide such notices of redemption to the Trustee at least five days before the intended mailing date (other than with respect to a Special Redemption). In any case, failure to give such notice or any defect in the notice to the holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

          Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the redemption price and the amount of accrued interest, if any, to be paid;

          (3)  the name and address of the Paying Agent;

          (4) the subparagraph of the Notes pursuant to which such redemption is being made;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

          (6) that, unless the Company defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

          (8) if fewer than all the Notes are to be redeemed, the identifica-tion of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          No representation is made as to the accuracy of the CUSIP numbers listed in such notice or printed on the Notes.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

          SECTION 3.05.  Effect of Notice of Redemption.
                         -------------------------------

          Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date and at the redemption price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the redemption price.


          SECTION 3.06.  Deposit of Redemption Price.
                         ----------------------------

          On or before 11:00 a.m. New York City time on the Redemption Date and in accordance with Section 2.14, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such redemption price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          SECTION 3.07.  Notes Redeemed in Part.
                         -----------------------

          Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                             ARTICLE FOUR

                               COVENANTS


          SECTION 4.01.  Payment of Notes.
                         -----------------

          (a) The Company shall pay the principal of, premium, if any, Default Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

          (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

          (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 4.02.  Maintenance of Office or Agency.
                         --------------------------------

          The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

          SECTION 4.03.  Corporate Existence.
                         --------------------

          Except as provided in Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and its Restricted Subsidiaries.

          SECTION 4.04.  Payment of Taxes and Other Claims.
                         ----------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of the Subsidiaries or properties of the Company or any of the Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of the Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.05.  Maintenance of Properties
                         and Insurance.
                         -------------------------

          (a) The Company and each of its Subsidiaries shall cause all material properties owned by or leased to it and used or useful in the conduct of its business to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries.

          (b) The Company and the Subsidiaries shall cause to be provided insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the respective Boards of Directors or other governing body or officer or other agent of the Company or such Subsidiaries, as the case may be, are adequate and appropriate for the conduct of the business of the Company or such Subsidiaries, as the case may be, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the respective Boards of Directors or other governing body or officer or other agent of the Company or such Subsidiary, as the case may be, for companies similarly situated in the industry.

          SECTION 4.06.  Compliance Certificate;
                         Notice of Default.
                         -----------------------

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, an Officers' Certificate (signed by the principal executive officer, principal financial officer and/or principal accounting officer) stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of such officers' knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b)  The annual financial statements delivered pursuant to
Section 4.08 shall be accompanied by a written report of the Company's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

          (c) So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action promptly of its becoming aware of such occurrence.

          SECTION 4.07.  Compliance with Laws.
                         ---------------------

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole.

          SECTION 4.08.  Reports to Holders.
                         -------------------

          The Company shall deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission after consummation of the Exchange Offer, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a).

          SECTION 4.09.  Waiver of Stay, Extension
                         or Usury Laws.
                         --------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10.  Limitation on Restricted Payments.
                         ----------------------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and

sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes); plus (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a

substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives or successors upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1,000,000 in any calendar year; and (5) the repurchase by the Company of Common Stock of the Company pursuant to the terms of the Put Option Agreement in an aggregate amount not to exceed $900,000. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), 3(ii)(A), (4) and
(5) shall be included in such calculation.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

          SECTION 4.11.  Limitations on Transactions
                         with Affiliates.
                         ---------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by a majority of non-interested directors of the Board of Directors or a majority of non-interested directors of a committee of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such majority of non-interested directors of the Board of

Directors or such majority of non-interested directors of the committee of the Board of Directors, as the case may be, have determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an independent nationally recognized investment banking firm and file the same with the Trustee.

          (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or a committee thereof or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted
Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
(iv) Restricted Payments permitted by this Indenture; (v) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and stock option and stock ownership plans approved by the Board of Directors, or the appropriate committee of the Board of Directors, of the Company; and (vi) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $1,000,000 at any one time outstanding.

          SECTION 4.12.  Limitation on Incurrence
                         of Additional Indebtedness.
                         ---------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the

Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such incurrence is on or prior to October 15, 2000 and 2.25 to 1.0 if such incurrence is thereafter.

          For purposes of determining any particular amount of Indebtedness under this Section 4.12, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

          Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

          The Company shall not, and shall not permit any Guarantor to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company or such Guarantor, as the case may be.

          SECTION 4.13.  Limitation on Dividend and
                         Other Payment Restrictions
                         Affecting Subsidiaries.
                         --------------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other

Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company; except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (4) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (5) any security or pledge agreements, leases or options (or similar agreements) containing customary restrictions on transfers of the assets encumbered thereby or leased or subject to option or on the transfer or subletting of the leasehold interest represented thereby to the extent such agreements, leases or options are not otherwise prohibited under this Indenture; (6) restrictions on cash or other deposits or net worth and prohibitions on assignment imposed by leases that are permitted under this Indenture; (7) customary provisions in joint venture agreements and other similar agreements; (8) the New Credit Facility and any instruments issued pursuant thereto; (9) any agreement or instrument governing Capital Stock of any Person that is acquired after the Issue Date; (10) Liens permitted to be incurred pursuant to Section 4.17; (11) any restrictions on a Managed Care Entity pursuant to the applicable rules or regulations of, or undertakings made to, any regulatory entity having jurisdiction and authority over such Managed Care Entity; or
(12) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (2) through (11) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (2) through (11).

          SECTION 4.14.  Change of Control.
                         ------------------

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the
"Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase.

          (b) Within 30 days following the date upon which the Change of Control occurred, the Company shall send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all

instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

          (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (iii)  that any Note not tendered shall continue to accrue interest;

          (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment
     Date;

          (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (vii) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (viii) the circumstances and relevant facts regarding such Change of Control.

          On the Change of Control Payment Date, the Company shall, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company. The Paying Agent shall promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Notes or (y) in the case of Physical Notes, mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver to the Holder of the Global
Notes a new Global Note or Notes or, in the case of Physical Notes, mail to each Holder new Physical Notes, as applicable, equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Physical Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall notify the Trustee and the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.14 relating to the Company's obligation to make a Change of Control Offer or a Holder's right to redemption upon a Change of Control.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the provisions of this Section 4.14 by virtue thereof.

          SECTION 4.15.  Limitation on Asset Sales.
                         --------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of Qualified Proceeds and shall be received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to prepay any Indebtedness ranking at least pari passu with the Notes (including Indebtedness under the New Credit

Facility) and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that shall be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related or complementary thereto ("Replacement Assets"), it being understood that the receipt of Qualified Proceeds (other than cash or Cash Equivalents) is deemed to be a valid application of such Qualified Proceeds pursuant to this clause (iii)(B), or (C) a combination of repayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A),
(iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this
Section 4.15. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph). Upon completion of a Net Proceeds Offer, the amount of Net Cash Proceeds and the amount of aggregate unutilized Net Proceeds Offer Amount shall be reset to zero. Accordingly, to the extent that any Net Cash Proceeds remain after consummation of a Net Proceeds Offer, the Company may use such Net Cash Proceeds for any

purpose not prohibited by this Indenture and no Net Proceeds Offer shall be required until the Net Proceeds Offer amount again accumulates to $5,000,000. Pending the final application of such Net Cash Proceeds, the Company or such Restricted Subsidiary may, but shall not be required to, temporarily reduce the outstanding Indebtedness under any revolving credit facility under the New Credit Facility; provided, however, that the final application of such Net Cash Proceeds shall be as required by this Section 4.15.

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted pursuant to Section 5.01, the surviving entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.15, and shall comply with the provisions of this Section 4.15 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted
Subsidiaries deemed to be sold shall be for cash in an Asset Sale for purposes of this Section 4.15.

          Each Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.
To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders shall be purchased on a pro rata basis (based on amounts tendered). A Net
Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations

conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          SECTION 4.16.  Limitation on Preferred Stock
                         of Restricted Subsidiaries.
                         -----------------------------

          The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person
(other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

          SECTION 4.17.  Limitation on Liens.
                         --------------------

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes and such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes and the Guarantees are equally and ratably secured, except for (A) Liens existing as of the Issue
Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Indebtedness and other obligations under the New Credit Facility; (C) Liens securing the Notes and the Guarantees; (D) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (I) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and
(II) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

          SECTION 4.18.  Limitation on Guarantees of
                         Indebtedness by Restricted
                         Subsidiaries.
                         ---------------------------

          The Company shall not permit any of its Restricted Subsidiaries that is not a Guarantor (whether formed or acquired before or after the Issue Date), directly or indirectly, to guarantee the payment of any Indebtedness under the New Credit Facility, unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's
Guarantee of the Notes pursuant to the terms of the Indenture, such Guarantee of the Notes to be a senior unsecured obligation of such Subsidiary; provided that if any such Restricted Subsidiary who becomes a Guarantor as described above is released from its guarantee with respect to Indebtedness and obligations outstanding under the New Credit Facility, such Restricted Subsidiary who becomes a Guarantor as described above shall automatically be released from its obligations as a Guarantor. Nothing in this Section 4.18 shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.12.

          SECTION 4.19.  Additional Subsidiary Guarantees.
                         ---------------------------------

          If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture. Notwithstanding the foregoing, any Restricted Subsidiary of the Company which is or seeks to become a Managed Care Entity shall be a Guarantor only at such time as and then only to the extent provided in the definition of Guarantor.

          SECTION 4.20.  Conduct of Business.
                         --------------------

     The Company and its Restricted Subsidiaries shall not engage in any businesses which are not the same, similar or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

          SECTION 4.21.  Special Redemption.
                         -------------------

          (a) If the Company has not consummated the tender offer for at least a majority of the common stock of New West on or prior to the Special Redemption Notice Date and delivered an Officers' Certificate stating that such tender offer has been effected in all material respects on the terms and conditions contemplated by the Merger Agreement and as disclosed in the Offering Memorandum, the Company shall be required to effect the Special Redemption on or prior to the Special Redemption
Date at an aggregate redemption price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest to the date of redemption (the "Special Redemption Price").

          (b)  If the Officers' Certificate contemplated by paragraph
(a) of this Section has not been previously delivered to the Trustee, upon the earlier to occur of (i) the notice given by the Company of the Special Redemption pursuant to the last paragraph of Section 3.01 or
(ii) the Special Redemption Notice Date:

          (i) Within five days after the Special Redemption Notice Date, the Trustee shall mail a notice in compliance with Section 3.04 hereof (the "Special Redemption Notice") to the holders of the Notes stating that the Notes shall be redeemed on the Special Redemption Date at the Special Redemption Price, and shall state that the Notes must be surrendered to the Trustee as paying agent in order to collect the Special Redemption Price, it being acknowledged and agreed that the failure of the Company to deliver the Officers' Certificate contemplated by Section 4.21(a) by 5:00 P.M., New York time, on November 30, 1998 shall be a request for the Trustee to give the Special Redemption Notice to the holders of the Notes; and

          (ii) The Company shall, on or prior to the Special Redemption Date, deposit with the Trustee as paying agent an amount of funds such that on the Special Redemption Date the Trustee shall have immediately available funds to pay the Special Redemption Price for all outstanding Notes to be redeemed.

                             ARTICLE FIVE

                        SUCCESSOR CORPORATION


          SECTION 5.01.  Merger, Consolidation
                         and Sale of Assets.
                         ---------------------

          (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness
(other than Permitted Indebtedness) pursuant to Section 4.12;
(iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and
(iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer,

lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Notwithstanding the foregoing clauses (ii) and (iii), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company may merge with or transfer all of its properties and assets to an Affiliate incorporated or formed solely for the purpose of either reincorporating or reforming the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

          (b) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions but excluding the creation of any Lien permitted to be incurred pursuant to Section 4.17) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (c) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.15) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;
(ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds

therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this Section 5.01. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clause (iv) of Section 5.01(a).

          (d) The creation of a Lien permitted to be incurred pursuant to Section 4.17 shall not constitute a disposition for the purposes of this Section 5.01.

          SECTION 5.02.  Successor Corporation Substituted.
                         ----------------------------------

           Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.


                             ARTICLE SIX

                               REMEDIES


          SECTION 6.01.  Events of Default.
                         ------------------

          An "Event of Default" means any of the following events:

          (a) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

          (b) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding

     principal amount of the Notes (except in the case of a default with respect to Section 5.01, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (d) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5,000,000 or more at any time;

         (e) one or more judgments in an aggregate amount in excess of $5,000,000 shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (f) the Company or any of its Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

               (i)  commences a voluntary case or proceeding;

              (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

              (iv) makes a general assignment for the benefit of its creditors; or

               (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally;

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding,

              (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of their properties taken as a whole, or

             (iii) orders the liquidation of the Company or any of its Significant Subsidiaries,

     and in each case the order or decree remains unstayed and in effect for 60 days; or

         (h) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

          SECTION 6.02.  Acceleration.
                         -------------

          If an Event of Default (other than an Event of Default specified in Section 6.01 (f) or (g) relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a declaration of acceleration, and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01 (f) or (g) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding
Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (d) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (e) in the event of the cure or waiver

of an Event of Default of the type described in Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies.
                         ---------------

          (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          (b) All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04.  Waiver of Past Defaults.
                         ------------------------

          Prior to the acceleration of the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This
Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such
Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          SECTION 6.05.  Control by Majority.
                         --------------------

          Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. The Holders of a majority in aggregate principal amount of the then outstanding
Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or

forebearances are unduly prejudicial to such Holders), or (c) that may expose the Trustee to personal liability for which adequate indemnity provided to the Trustee against such liability is not reasonably assured to it; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          SECTION 6.06.  Limitation on Suits.
                         --------------------

          No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture or the Notes or any remedy hereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.

          The foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on, such Note on or after the respective due dates expressed or provided for in such Note.

          A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

          SECTION 6.07.  Right of Holders To Receive Payment.
                         ------------------------------------

          Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest or Additional Interest, if any, on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          SECTION 6.08.  Collection Suit by Trustee.
                         ---------------------------

          If an Event of Default specified in paragraph (a) or (b) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, overdue premium, if any, and interest on overdue installments of interest, to the extent lawful, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee pursuant to the provisions of
Section 7.07.

          SECTION 6.09.  Trustee May File Proofs of Claim.
                         ---------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  Priorities.
                         -----------

          If the Trustee collects any money pursuant to this Article Six it shall pay out such money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the cost and expenses of collection;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest (including any Additional Interest);

          Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

          Fourth:  the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.
                         ----------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.


                             ARTICLE SEVEN

                                TRUSTEE
                                -------

          SECTION 7.01.  Duties of Trustee.
                         ------------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this
Section 7.01 and Section 7.02.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with

the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.02.  Rights of Trustee.
                         ------------------

          Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
     Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and
     11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.


          (f) The Trustee shall be under no obligation to exercise any of its rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 7.03.  Individual Rights of Trustee.
                         -----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, or any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer.
                         ---------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Default.
                         ------------------

          If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

          SECTION 7.06.  Reports by Trustee to Holders.
                         ------------------------------

          Within 60 days after May 15 of each year beginning with 1998, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

          SECTION 7.07.  Compensation and Indemnity.
                         ---------------------------

          The Company shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

          The Company shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them, except for such actions to the extent caused by any negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify

the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder except to the extent such failure shall have prejudiced the Company. The Company shall have the right, upon written notice to the Trustee, to assume, at its own expense, the defense of such claim, including the employment of counsel reasonably satisfactory to the Trustee; provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. If, however, the Company declines or fails to assume the defense, or to employ counsel reasonably satisfactory to the Trustee, in either case in a timely manner, then the Trustee may employ separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          The provisions of this Section 7.07 shall survive the termination of this Indenture.

          SECTION 7.08.  Replacement of Trustee.
                         -----------------------

          The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of performing its obligations under this Indenture.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail notice of such successor Trustee's appointment to each Holder.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger, Etc.
                         ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee

corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

          SECTION 7.10.  Eligibility; Disqualification.
                         ------------------------------

          This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a subsidiary of another bank or a corporation included in a bank holding company system, the related bank or bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and have a corporate trust office in the City of New York. In addition, if the Trustee is a subsidiary of another bank or a corporation included in a bank holding company system, the Trustee, independently of such bank or bank holding company, shall meet the capital requirements of TIA
Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

          SECTION 7.11.  Preferential Collection of
                         Claims Against Company.
                         --------------------------

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                             ARTICLE EIGHT

                  DISCHARGE OF INDENTURE; DEFEASANCE


          SECTION 8.01.  Termination of Company's Obligations.
                         -------------------------------------

          This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or
(ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on an Officers' Certificate of the Company.

          The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes when such payments are due,
(b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section 8.01. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to covenants contained in Sections 4.04, 4.05, 4.08 and 4.10 through 4.20 and Article Five ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under Section 6.01 (except those events described in Section 6.01(a),(b),(f) and (g)) shall no longer constitute an Event of Default with respect to the Notes.

          In order to exercise either Legal Defeasance or Covenant
Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;


          (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which may be counsel to the Company) confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which may be counsel to the Company) confirming that the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or insofar as Events of Default under Section 6.01 (f) or (g) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

          (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) with respect to Legal Defeasance need not be delivered if all the Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

          SECTION 8.02.          Application of Trust Money.
                                 ---------------------------

          The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to
Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations, except that, upon request of the Company, the Trustee shall invest said U.S. Legal Tender in U.S. Government Obligations.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

          SECTION 8.03.  Repayment to the Company.
                         -------------------------

          Subject to Sections 7.07 and 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year after the due date for payment of such principal or interest; provided, however, that the Company shall, if requested by the Trustee or Paying Agent, give to the Trustee or Paying Agent, indemnification reasonably satisfactory to it against any and all liability which may be incurred by it by reason of such paying; provided, further, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.04.  Reinstatement.
                         --------------

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with
Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the
Trustee or Paying Agent.

          SECTION 8.05.  Acknowledgment of Discharge
                         by Trustee.
                         ---------------------------

          After (i) the conditions of Section 8.01 have been satisfied,
(ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.


                             ARTICLE NINE

                   MODIFICATION OF THE INDENTURE
                   -----------------------------

          SECTION 9.01.  Without Consent of Holders.
                         ---------------------------

          Subject to the provisions of Section 9.02, the Company, the Guarantors and the Trustee may amend, waive or supplement this Indenture without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with Section 5.01 of this Indenture;
(c) to provide for uncertificated Notes in addition to certificated
Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. Notwithstanding the foregoing, the Trustee, the Guarantors and the Company may not make any change pursuant to this
Section 9.01 that adversely affects the rights of any Holder under this Indenture without the consent of such Holder. In formulating its determination on such matters, the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel (which may be counsel to the Company) or an Officers' Certificate, and may not be held liable therefor.

          Upon the request of the Company and the Guarantors accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee may but shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.02.  With Consent of Holders.
                         ------------------------

         The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or any amended or supplemental Indenture with the written consent of the Holders of Notes of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company and the Guarantors accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this

Indenture or the Notes. However, without the consent of each Holder of the Notes affected thereby, an amendment or waiver may not, directly or indirectly: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of premium, if any, and interest, including Default Interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of premium, if any, principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default; (vi) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control which has occurred or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (viii) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

          SECTION 9.03.  Compliance with TIA.
                         --------------------

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

          SECTION 9.04.  Revocation and Effect of Consents.
                         ----------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite

principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

          The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

          SECTION 9.05.  Notation on or Exchange of Notes.
                         ---------------------------------

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

          SECTION 9.06.  Trustee To Sign Amendments, Etc.
                         --------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such amendment, supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Company, stating that no Event of Default shall occur as a result of such amendment, supplement or waiver and that the

execution of such amendment, supplement or waiver is authorized or permitted by this Indenture; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company. Such Opinion of Counsel shall not be an expense of the Trustee.


                             ARTICLE TEN

                        GUARANTEE OF NOTES


          SECTION 10.01.  Unconditional Guarantee.
                          ------------------------

          Subject to the provisions of this Article Ten, each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal, overdue premium, if any, and overdue installments of interest, to the extent lawful, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.


          Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each
Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

          No stockholder, officer, director, employee, agent or incorporator, past, present or future, or any Guarantor , as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee, agent or incorporator.

         Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other
Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

          SECTION 10.02.  Limitations on Guarantees.
                          --------------------------

          The obligations of any Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor will result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state of the United States or the District of Columbia.

          SECTION 10.03.  Execution and Delivery of
                          Guarantee.
                          -------------------------

          To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of the Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.


          If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

          SECTION 10.04.  Release of Guarantors.
                          ----------------------

          (a) If no Default exists or would exist under this Indenture, upon (i) the sale or other disposition of all of the Capital Stock of any Guarantor by the Company, or (ii) the sale or disposition of all or substantially all of the assets of any Guarantor in compliance with all of the terms of this Indenture, such Guarantor's Guarantee shall be released, and such Guarantor shall be deemed released from all obligations under this Article Ten without any further action required on the part of the Trustee or any Holder. If such Guarantor is not so released, such Guarantor or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Ten until such time as no Default exists or would exist under this Indenture.

         (b) The Trustee shall deliver an appropriate instrument evidencing the release of the Guarantor upon receipt of a request by the Company or the Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section
10.04, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers Certificates of the Company.

          The Trustee shall execute any documents reasonably requested by the Company or the Guarantor in order to evidence the release of the Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Eleven.

          Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Company.

          SECTION 10.05.  Waiver of Subrogation.
                          ----------------------

          Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence

and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

          SECTION 10.06.  Immediate Payment.
                          ------------------

          Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders or the Trustee of all Obligations owing or payable to the respective Holders or the Trustee upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

          SECTION 10.07.  No Set-Off.
                          -----------

          Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

          SECTION 10.08.  Obligations Absolute.
                          ---------------------

          The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

          SECTION 10.09.  Obligations Continuing.
                          -----------------------

          The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder.

          SECTION 10.10.  Obligations Not Reduced.
                          ------------------------

          The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article
Eight be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

          SECTION 10.11.  Obligations Reinstated.
                          -----------------------

          The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

          SECTION 10.12.  Obligations Not Affected.
                          -------------------------

          The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

          (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

          (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes, the Guarantees or any other document or instrument;

          (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Guarantor;

          (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

          (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

          (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

          (h) any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

          (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

          (j) any other circumstance, including release of a Guarantor pursuant to Section 10.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of another
     Guarantor in respect of its Guarantee hereunder;

provided, that the provisions of this Section 10.12 are not intended to affect in any way any release of a Guarantor in accordance with the provisions of Section 10.04.

          SECTION 10.13.  Waiver.
                          -------

          Without in any way limiting the provisions of Section 10.01 hereof, each Guarantor hereby waives notice or proof of reliance by the

Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest or notice of dishonor of any of the Obligations, or other notice or formalities to the Company of any kind whatsoever.

          SECTION 10.14.  No Obligation To Take Action
                          Against the Company.
                          ----------------------------

          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

          SECTION 10.15.  Dealing with the Company and Others.
                          ------------------------------------

          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

          (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

          (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

          (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

          (d)  accept compromises or arrangements from the Company;

          (e) apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

          (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

          SECTION 10.16.  Default and Enforcement.
                          ------------------------

          If any Guarantor fails to pay in accordance with Section 10.06, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor
's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

          SECTION 10.17.  Amendment, Etc.
                          ---------------

          No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

          SECTION 10.18.  Acknowledgment.
                          ---------------

          Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

          SECTION 10.19.  Costs and Expenses.
                          -------------------

          Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

          SECTION 10.20.  No Merger or Waiver;
                          Cumulative Remedies.
                          --------------------

          No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

          SECTION 10.21.  Survival of Obligations.
                          ------------------------

          Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under
Section 10.01 shall survive the payment in full of the Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.

          SECTION 10.22.  Guarantee in Addition to Other
                          Obligations.
                          ------------------------------

          The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes (including the purchase agreement by and among the Company, the Guarantors and the Initial Purchasers, dated October 5, 1998, and the Registration Rights Agreement) and any guarantees or security at any time held by or for the benefit of any of them.

          SECTION 10.23.  Severability.
                          -------------

          Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

          SECTION 10.24.  Successors and Assigns.
                          -----------------------

          Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                             ARTICLE ELEVEN

                             MISCELLANEOUS


          SECTION 11.01.  TIA Controls.
                          ------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 11.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

          SECTION 11.02.  Notices.
                          -------

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or the Guarantors:

          National Vision Associates, Ltd.
          296 Grayson Highway
          Lawrenceville, GA  30045-5737
          Facsimile No. (770) 822-2029

          Attention:  General Counsel

          with a copy to:

          Kilpatrick Stockton LLP
          Suite 2800, 1100 Peachtree Street
          Atlanta, GA  30309-4530
          Facsimile No. (404) 815-6555

          Attention:  David A. Stockton

          if to the Trustee:

          State Street Bank and Trust Company
          Goodwin Square
          225 Asylum Street, 23rd Floor
          Hartford, CT  06103
          Facsimile No.:  (860) 244-1897

          Attention:  Corporate Trust Division

          The Company, the Guarantors and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one (1) Business Day after mailing by reputable overnight courier and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03.  Communications by Holders
                          with Other Holders.
                          -------------------------

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.
The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

          SECTION 11.04.  Certificate and Opinion as
                          to Conditions Precedent.
                          --------------------------

          Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

          SECTION 11.05.  Statements Required in
                          Certificate or Opinion.
                          -----------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 11.06.  Rules by Trustee, Paying
                          Agent, Registrar.
                          ------------------------

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 11.07.  Legal Holidays.
                          ---------------

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New
York, New York or at such place of payment are not required to be

open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 11.08.  Governing Law.
                          --------------

          THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 11.09.  No Adverse Interpretation
                          of Other Agreements.
                          -------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.10.  No Personal Liability.
                          ---------------------

          No director, officer, partner, member, employee, agent or stockholder, as such, of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 11.11.  Successors.
                          ----------

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12.  Duplicate Originals.
                          -------------------

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          SECTION 11.13.  Severability.
                          ------------

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 11.14.  Independence of Covenants.
                          -------------------------

          All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                              SIGNATURES

   IN WITNESS WHEREOF, the parties specified below have caused this Indenture to be duly executed, all as of the date first written above.


                                NATIONAL VISION ASSOCIATES, LTD.,
                                 as Issuer


                                By: /s/ Mitchell Goodman
                                   Name: Mitchell Goodman
                                   Title: Sr. Vice President


                               MIDWEST VISION, INC.,
                                as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President


                               NVAL HEALTHCARE SYSTEMS, INC.,
                                as Guarantor

                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President



                               INTERNATIONAL VISION ASSOCIATES,
                                LTD., as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President



                               FRAME-N-LENS OPTICAL, INC.,
                                as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President


                               VISION ADMINISTRATORS, INC.,
                                as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President



                               INTERNATIONAL VISION ASSOCIATES
                                OF CANADA LTD., as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President


                               INTERNATIONAL VISION ASSOCIATES
                                OF ONTARIO LTD., as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President


                               FAMILY VISION CENTERS, INC.,
                                as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President


                               NW ACQUISITION CORP.,
                                as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President

                               STATE STEET BANK AND TRUST
                                 COMPANY, as Trustee


                               By: /s/ Kathy A. Lanmore
                                  Name: Kathy A. Lanmore
                                  Title:  Assistant Vice President


          IN WITNESS WHEREOF, the parties specified below have caused this Indenture to be duly executed, all as of the date first written above.

Date:  October 23, 1998

                               NEW WEST EYEWORKS, INC.,
                                 as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President


                               ALEXIS HOLDING COMPANY, INC.,
                                 as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President


                               VISTA EYECARE NETWORK, LLC,
                                as Guarantor


                               By: /s/ Mitchell Goodman
                                  Name: Mitchell Goodman
                                  Title: Vice President

                                                             EXHIBIT A


                                                   CUSIP No.:  [     ]


                                      NATIONAL VISION ASSOCIATES, LTD.

                                12 3/4% SENIOR NOTE DUE 2005, SERIES A


No. [         ]                                        $

          NATIONAL VISION ASSOCIATES, LTD., a Georgia corporation (the "Company"), for value received promises to pay to Cede & Co. or
registered assigns  the principal sum of                    Dollars on
October 15, 2005.

          Interest Payment Dates: April 15 and October 15, commencing April 15, 1999.

          Record Dates:  April 1 and October 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                              NATIONAL VISION ASSOCIATES, LTD.


                              By:______________________________
                                  Name:
                                  Title:



                              By:______________________________
                                  Name:
                                  Title:


Dated:  [             ]

Certificate of Authentication

          This is one of the 12 3/4% Senior Notes due 2005 referred to in the within-mentioned Indenture.


                              STATE STREET BANK AND TRUST
                                COMPANY, as Trustee


                              By:______________________________
                                      Authorized Signatory

Date of Authentication:  [               ]

                        (REVERSE OF SECURITY)

                12 3/4% Senior Note due 2005, Series A


          1. Interest. NATIONAL VISION ASSOCIATES, LTD., a Georgia corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 8, 1998. The Company will pay interest semiannually in arrears on each Interest Payment Date, commencing April 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

          The Company shall pay interest on overdue principal, overdue premium, if any, and on overdue installments of interest (without regard to any applicable grace periods), to the extent lawful, from time to time on demand at the rate borne by the Notes plus 2%.

          2. Method of Payment. The Company shall pay interest on the Notes (except Default Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture. The Company issued the Notes under an Indenture, dated as of October 8, 1998 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This
Note is one of a duly authorized issue of Initial Notes of the Company designated as its 12 3/4% Senior Notes due 2005, Series A (the
"Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $190,000,000, which may be issued under the Indenture; provided the principal amount of Initial Notes issued on the Issue Date will not exceed $125,000,000.
The Notes include the Initial Notes, Private Exchange Notes and the Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

          5. Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

             Year                              Percentage
             ----                              ----------

             2003  . . . . . . . . . . . . .     105.000%
             2004 and thereafter . . . . . .     100.000%

          At any time, or from time to time, on or prior to October 15, 2001, the Company may, at its option, redeem up to 35% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more occasions with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 112.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that immediately after giving effect to such redemption, at least 65% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and
(ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

          7. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, upon the occurrence of a Change of Control and after Certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. Special Redemption. On the Special Redemption Date, the Notes will be subject to mandatory redemption at an aggregate redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption, if the tender offer for at least a majority of the common stock of New West is not consummated on or prior to the Special Redemption Notice Date.

          9. Registration Rights. Pursuant to a registration rights agreement among the Company, the Guarantors and the Initial Purchasers, the Company and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the registration rights agreement.

          10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          13. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

          14. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

          15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur liens, impose restrictions on the ability of a Subsidiary to pay dividends or make certain payments to the Company and its Subsidiaries, merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

          17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

          18. Trustee Dealings with the Company and Its Subsidiaries. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          19. No Recourse Against Others. No partner, director, officer, employee, member, agent or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Guarantees, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          20. Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          21. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          22. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

          23. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification
Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: National Vision Associates, Ltd., 296 Grayson Highway, Lawrenceville, GA 30045-5737,
Attention:  General Counsel.

                             ASSIGNMENT FORM


          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

          I or we assign and transfer this Note to:

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: ____________   Signed: _________________________________
                              (Sign exactly as your name
                              appears on the other side of
                              this Note)


Signature Guarantee:_________________________________________________

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                              [Check One]

     (1)  __   to the Company or a subsidiary thereof; or

     (2)  __   pursuant to and in compliance with Rule 144A under the
               Securities Act of 1933, as amended; or

     (3)  __   to an institutional "accredited investor" (as defined in Rule
               501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

     (4)  __   outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

     (5)  __   pursuant to the exemption from registration provided by Rule
               144 under the Securities Act of 1933, as amended; or

     (6)  __   pursuant to an effective registration statement under the
               Securities Act of 1933, as amended; or

     (7)  __   pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

     / /    The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:  ____________________ Signed: _______________________________
                                     (Sign exactly as name appears
                                     on the other side of this Note)

Signature Guarantee: _______________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  _____________  _______________________________________
                        NOTICE:  To be executed by an executive
                                 officer

              [OPTION OF HOLDER TO ELECT PURCHASE]


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

          Section 4.14 [     ]

          Section 4.15 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated: ________________  _____________________________________
                         NOTICE: The signature on this
                         assignment must correspond with the
                         name as it appears upon the face of
                         the within Note in every particular
                         without alteration or enlargement
                         or any change whatsoever and be
                         guaranteed.


Signature Guarantee:  ________________________________________

                                                        EXHIBIT B

                                                  CUSIP No.:  [      ]

                   NATIONAL VISION ASSOCIATES, LTD.
                12 3/4% SENIOR NOTE DUE 2005, SERIES B

No. [         ]                                        $

          NATIONAL VISION ASSOCIATES, LTD., a Georgia corporation (the "Company"), for value received, promises to pay to Cede & Co. or
registered assigns  the principal sum of                    Dollars on
October 15, 2005.

          Interest Payment Dates: April 15 and October 15, commencing April 15, 1999.

          Record Dates:  April 1 and October 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                              NATIONAL VISION ASSOCIATES, LTD.



                              By:_____________________________________
                                   Name:
                                   Title:


                              By:_____________________________________
                                   Name:
                                   Title:

Dated:  [                   ]

Certificate of Authentication

          This is one of the 12 3/4% Senior Notes due 2005, Series B referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST
                                COMPANY, as Trustee


                              By:________________________________
                                   Authorized Signatory


Date of Authentication:  [              ]

                         (REVERSE OF SECURITY)

                12 3/4% Senior Note due 2005, Series B

          1. Interest. NATIONAL VISION ASSOCIATES, LTD. a Georgia corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 8, 1998. The Company will pay interest semiannually in arrears on each Interest Payment
Date, commencing April 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of partial month, the actual number of days elapsed.

          The Company shall pay interest on overdue principal, overdue premium, if any, and on overdue installments of interest (without regard to any applicable grace periods), to the extent lawful, from time to time on demand at the rate borne by the Notes plus 2%.

          2. Method of Payment. The Company shall pay interest on the Notes (except Default Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender").
However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture. The Company issued the Notes under an Indenture, dated as of October 8, 1998 (the "Indenture"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 12 3/4% Senior Notes due 2005, Series B (the "Exchange Notes").
The Notes include the 12 3/4% Notes due 2005, Series A (the "Initial
Notes") and the Exchange Notes, issued in exchange for the Initial
Notes pursuant to a registration rights agreement. The Notes are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $190,000,000, which may be issued under the Indenture; provided the principal amount of Initial Notes issued on the Issue Date will not exceed $125,000,000. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.
Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company.

          Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

          5. Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, thereon to the date of redemption:

                  Year                              Percentage
                  ----                              ----------
                  2003  . . . . . . . . . . . . .     105.000%
                  2004 and thereafter . . . . . .     100.000%

          At any time, or from time to time, on or prior to October 15, 2001, the Company may, at its option, redeem up to 35% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date, on one or more occasions with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 112.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that immediately after giving effect to such redemption, at least 65% of the sum of (i) the initial aggregate principal amount of the Notes issued in the Offering and (ii) the respective initial aggregate principal amount of the Notes issued under the Indenture after the Issue Date remain outstanding (other than any Notes owned by the Company or any of its Affiliates). In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

          6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such redemption price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the redemption price plus accrued interest, if any.

          7. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, upon the occurrence of a Change of Control and after certain Asset Sales, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. Special Redemption. On the Special Redemption Date, the Notes will be subject to mandatory redemption at an aggregate redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption, if the tender offer for at least a majority of the common stock of New West is not consummated on or prior to the Special Redemption Notice Date.

          9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposit).

          13. Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article
Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

          14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, consummate certain Asset Sales, enter into certain transactions with Affiliates, incur liens, impose restrictions on the ability of a Subsidiary to pay dividends or make certain payments to the Company and its Subsidiaries, merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

          15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

          16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

          17. Trustee Dealings with the Company and Its Subsidiaries. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18. No Recourse Against Others. No partner, director, officer, employee, member, agent or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Guarantees, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
The waiver and release are part of the consideration for the issuance of the Notes.

           19. Guarantees. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          21. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

          22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:
TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: National Vision Associates, Ltd., 296 Grayson Highway, Lawrenceville, GA 30045-5737, Attention: General Counsel.

                            ASSIGNMENT FORM


If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

               I or we assign and transfer this Note to:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________
 (Print or type name, address and zip code and social security or tax
                        ID number of assignee)

and irrevocably appoint_________________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated: _________________         Signed: _______________________________
                                 (Sign exactly as name appears on the
                                 other side of this Note)

Signature Guarantee:________________________

                 [OPTION OF HOLDER TO ELECT PURCHASE]


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

          Section 4.14 [     ]

          Section 4.15 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$___________________

Dated: _______________        ________________________________________
                              NOTICE:      The   signature   on   this
                              assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.


Signature Guarantee:_____________________________

                                                             EXHIBIT C

                       Form of Certificate To Be
                     Delivered in Connection with
               Transfers to Non-QIB Accredited Investors

                                               [             ], [    ]


State Street Bank and Trust Company
Corporate Trust Division
Goodwin Square
225 Asylum Street, 23rd Floor
Hartford, CT  06103

Ladies and Gentlemen:

          In connection with our proposed purchase of 12 3/4% Senior Notes due 2005 (the "Notes") of National Vision Associates, Ltd., a Georgia corporation (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated October 5, 1998, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of such Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]



                              By:_____________________________
                                   Name:
                                   Title:

                                                             EXHIBIT D

                  Form of Certificate To Be Delivered
                     in Connection with Transfers
                       Pursuant to Regulation S

                                                 [           ], [    ]


State Street Bank and Trust Company
Goodwin Square
225 Asylum Street, 23rd Floor
Hartford, CT  06103

          Re:  National Vision Associates, Ltd. (the "Company")
               12  3/4% Senior Notes due 2005 (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of
aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative

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or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,
                              [Name of Transferor]



                              By:________________________________
                                   Authorized Signature




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

                                                             EXHIBIT E

                           FORM OF GUARANTEE


          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 8, 1998, among National Vision
Associates, Ltd., a Georgia corporation, as Company (the "Company"), each of the Guarantors named therein and State Street Bank and Trust Company, as Trustee (the "Trustee"), as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

          This Guarantee is subject to release upon the terms set forth in the Indenture.




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
          IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed as of the date of this Note.


Date:______________


MIDWEST VISION, INC., as Guarantor


By:___________________________
   Name:
   Title:


NVAL HEALTHCARE SYSTEMS, INC.,
 as Guarantor


By:___________________________
   Name:
   Title:


INTERNATIONAL VISION ASSOCIATES, LTD.,
  as Guarantor


By:___________________________
   Name:
   Title:


FRAME-N-LENS OPTICAL, INC., as
  Guarantor


By:___________________________
   Name:
   Title:


VISION ADMINISTRATORS, INC., as
 Guarantor


By:___________________________
   Name:
   Title:




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INTERNATIONAL VISION ASSOCIATES OF
  CANADA LTD., as Guarantor


By:___________________________
   Name:
   Title:


INTERNATIONAL VISION ASSOCIATES
 OF ONTARIO LTD., as Guarantor


By:___________________________
   Name:
   Title:


NW ACQUISITION CORP., as
  Guarantor


By:___________________________
   Name:
   Title:


FAMILY VISION CENTERS, INC., as
 Guarantor


By:___________________________
   Name:
   Title:


IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed as of the date this Note.


Date:  October 23, 1998


NEW WEST EYEWORKS, INC., as
  Guarantor


By:___________________________
   Name:
   Title:

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ALEXIS HOLDING COMPANY, INC., as
  Guarantor


By:___________________________
   Name:
   Title:



VISTA EYECARE NETWORK, LLC,
 as Guarantor


By:___________________________
   Name:
   Title:




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